UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2011

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive
Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 21, 2011, Santarus, Inc. (“Santarus”) entered into a license agreement (the “License Agreement”) with Cowen Healthcare Royalty Partners, L.P. and Shore Therapeutics, Inc. that granted Santarus exclusive rights to commercialize Fenoglide® (fenofibrate) and certain related products in the United States. A copy of the License Agreement is attached hereto as Exhibit 10.1.

Salix Pharmaceuticals, Ltd. is filing the License Agreement in connection with a request for an extension of confidential treatment that it is submitting to the U.S. Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	License Agreement, dated December 21, 2011.*

*        Salix Pharmaceuticals, Ltd. has requested confidential treatment with respect to portions of this exhibit. Those portions have been omitted from the exhibit and filed separately with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2015	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ Timothy J. Creech
	Name:	Timothy J. Creech
	Title:	Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	License Agreement, dated December 21, 2011.*

* Salix Pharmaceuticals, Ltd. has requested confidential treatment with respect to portions of this exhibit. Those portions have been omitted from the exhibit and filed separately with the U.S. Securities and Exchange Commission.